UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37747	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue

New York, New York 10022

(Address of principal executive offices) (Zip code)

(212) 328-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share 9.000% Senior Notes due 2021	MFIN MFINL	NASDAQ Global Select Market NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On August 19, 2019, Medallion Bank (the “Bank”), a wholly owned subsidiary of Medallion Financial Corp. (the “Company”), due to continued growth, entered into a Ninth Amendment to Agreement of Lease (the “Amendment”) which amended its Agreement of Lease, dated July 3, 2002 (the “Lease”), by and between the Bank and Investment Property Group, LLC, as successor-in-interest to B-line Holdings, L.C. (the “Landlord”), to lease the Bank’s office space located at 1100 E 6600 South, Salt Lake City, Utah 84121. Under the terms of the Amendment, (i) the premises currently covered by the Lease were expanded to include 6,781 rentable square feet of additional space, effective December 1, 2019, (ii) the Landlord agreed to make certain improvements to such additional space, and (iii) the term of the Lease was extended until November 30, 2027. For the period commencing on December 1, 2019 and continuing through November 30, 2020, the monthly base rent will be $41,279.15, and the monthly base rent will increase by 3% annually through the balance of the Lease term.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K,which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being filed with this Current Report on Form 8-K:

10.1	Ninth Amendment to Agreement of Lease, entered into as of August 19, 2019, between Investment Property Group, LLC, as successor-in-interest to B-line Holdings, L.C. and Medallion Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2019

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name: Larry D. Hall
Title: Chief Financial Officer